Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

EIKON THERAPEUTICS, INC.

ARTICLE I

OFFICES

Section 1.1. Registered Office. The address of the registered office of Eikon Therapeutics, Inc. (the “Corporation”) within the State of Delaware shall be as set forth in the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).

Section 1.2. Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the Corporation (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 2.1. Corporate Seal. The corporate seal, if adopted by the Board of Directors, shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS MEETINGS

Section 3.1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be determined by the Board. The Board may in its sole discretion determine that the meeting shall not be held at any place, but shall instead be held solely by means of remote communication pursuant to Section 10.4(a).

Section 3.2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be determined by the Board. At each annual meeting, the stockholders entitled to vote on such matters shall elect directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders of the Corporation.

Section 3.3. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of stockholders of the Corporation.

Section 3.4. Notice of Meetings. Notice of any meeting of stockholders shall be given by the Corporation to each stockholder entitled to vote at such meeting in accordance with Section 10.2(b), not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by applicable law. The notice shall state the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. In the case of a special meeting, the notice shall also state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon Public Announcement (as defined in Section 3.8(c)) given before the date previously scheduled for such meeting.

Section 3.5. Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at a meeting of the stockholders shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a separate class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 3.7 until a quorum is present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. Shares of the Corporation’s capital stock owned by the Corporation or by another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 3.6. Voting of Shares.

(a) Voting Lists. The Corporation shall prepare, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 3.6(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 10.2), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chair of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by an electronic transmission, in each case as permitted by law, with such proxy filed in accordance with any procedures established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use for solicitation by the Board.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast (without giving effect to abstentions and broker non-votes) by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, except as otherwise required by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules.

(e) Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more persons as inspector of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Corporation may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors or alternates can act at a meeting, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 3.7. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chair of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 3.4. At the adjourned meeting, the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 10.1, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 3.8. Advance Notice for Business to be Brought before a Meeting.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (1) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 3.8(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 3.8(a). Notwithstanding anything in this Section 3.8(a) to the contrary, only persons nominated for election as a director pursuant to Section 4.2 to fill any term of a directorship that expires on the date of the annual meeting will be considered for election at such meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of notice pursuant to this Section 3.8(a).

(i) “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting, including the nomination of a person to be elected as a director for purposes of Article IV; (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (3) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation. “Stockholder Associated Person” shall mean, with respect to a Proposing Person, and if different from such Proposing Person, (A) any beneficial owner of shares of stock of the Corporation owned of record by such Proposing Person or on whose behalf such Proposing Person is providing notice of any nomination or other business proposed; (B) any person directly or indirectly controlling, controlled by or under common control with such Proposing Person; (C) any member of the immediate family of such Proposing Person sharing the same household; (D) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, or any successor provision thereof, the “Exchange Act”)) with such Proposing Person with respect to the stock of the Corporation; (E) any affiliate or associate of such Proposing Person and (F) if such Proposing Person is not a natural person, any natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”).

(ii) In addition to any other applicable requirements, for business (other than nominations for election as a director) to be properly brought before an annual meeting by a stockholder, the Proposing Person must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”) and such business must otherwise be a proper matter for stockholder action. Subject to Section 3.8(a)(v), to be timely, a Proposing Person’s notice with respect to such business must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date or the Corporation did not have an annual meeting in the preceding year, notice by the Proposing Person to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which Public Announcement of the date of the annual meeting is first made by the Corporation. The Public Announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Proposing Person’s notice as described in this Section 3.8(a).

(iii) To be in proper written form, a Proposing Person’s notice to the Secretary with respect to any business (other than nominations for election as a director) must set forth:

(1) As to each such matter the Proposing Person proposes to bring before the annual meeting:

(A)	a reasonably brief description of the business desired to be brought before the annual meeting;

(B)

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(C)	the reasons for conducting such business at the annual meeting; and

(D)

all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by the Proposing Person in connection with the solicitation of proxies in support of such proposed business by such Proposing Person pursuant to Section 14 of the Exchange Act.

(2) As to each Proposing Person and each Stockholder Associated Person, a complete and accurate description of:

(A)

the name and address of such Proposing Person and each Stockholder Associated Person, if any, on whose behalf the proposal is made (including, if applicable, the name and address that appear on the Corporation’s books and records);

(B)

the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (as defined in Section 13(d) of the Exchange Act) by such Proposing Person or any Stockholder Associated Person, with such Proposing Person or any Stockholder Associated Person, in all events, being deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future;

(C)

any agreement, arrangement or understanding, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement) that have been entered into by, or on behalf of the Proposing Person or Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation (without regard to whether any voting rights are conveyed, whether such transactions are settled in shares of the Corporation, or further hedges of such transactions), or maintain, increase or decrease the voting power of such Proposing Person or Stockholder Associated Person with respect to securities of the Corporation (any of the foregoing, a “Derivative Instrument”);

(D)

any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any Stockholder Associated Person has or shares a right to vote any shares of any class or series of the Corporation;

(E)

any performance related fees (other than an asset-based fee) that such Proposing Person or any Stockholder Associated Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation or Derivative Instruments, if any;

(F)

(x) if such Proposing Person is not a natural person, the identity of the Responsible Person, the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting;

(G)

any significant equity interests of such Proposing Person or any Stockholder Associated Person in, or any direct or indirect interest of such Proposing Person or any Stockholder Associated Person in any material agreement of, the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, consulting agreement or collective bargaining agreement);

(H)

any pending or, to such party’s knowledge, threatened legal proceeding in which such Proposing Person or any Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(I)

any other material relationship, or material transaction occurring during the prior twelve months, between such Proposing Person or any Stockholder Associated Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(J)

a representation that such Proposing Person intends to appear in person or by proxy, either via a duly authorized officer, manager or partner of such Proposing Person or a person authorized by a writing executed by such Proposing Person (or a reliable reproduction or electronic transmission of the writing) delivered by such Proposing Person to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Proposing Person as a proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders (each such person, a “Qualified Representative”) to bring such business before the meeting;

(K)

a representation that such Proposing Person and any Stockholder Associated Person has complied, and will comply, with all applicable requirements of federal, state and other legal requirements with respect to the matters set forth in this Article III and in connection with such Proposing Person’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Proposing Person’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation;

(L)

any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person or any Stockholder Associated Person (x) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (y) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(M)

a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

(N)

any other information relating to such Proposing Person or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (M) are referred to as “Disclosable Information”); provided, however, that Disclosable Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv) A Proposing Person providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.8(a) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Proposing Person, extend any applicable deadlines hereunder or enable or be deemed to permit a Proposing Person who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v) Notwithstanding the foregoing notice requirements of this Section 3.8(a), notice shall be deemed satisfied by a Proposing Person as to any proposal (other than nominations for election as a director) if the Proposing Person has notified the Corporation of such Proposing Person’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 under the Exchange Act, and such Proposing Person has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.8(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.8(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chair of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 3.8(a) or that the information provided in a Proposing Person’s notice does not satisfy the information requirements of this Section 3.8(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 3.8(a), if the Proposing Person (or a Qualified Representative) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi) In addition to the provisions of this Section 3.8(a), a Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth herein. Nothing in this Section 3.8(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 4.2.

(c) Public Announcement. For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 3.9. Conduct of Meetings. The chair of each annual and special meeting of stockholders shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chair of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV

DIRECTORS

Section 4.1. Powers; Number. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Directors need not be stockholders or residents of the State of Delaware. Except as otherwise provided by the Certificate of Incorporation, the authorized number of directors of the corporation shall be fixed by the Board.

Section 4.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors or as provided in Rule 14a-19 under the Exchange Act. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (1) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 4.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 4.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, the Proposing Person must have given timely notice thereof in proper written form to the Secretary. To be timely, a Proposing Person’s notice to the Secretary must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date or the Corporation did not have an annual meeting in the preceding year, notice by the Proposing Person to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (1) the close of business on the 90th day before the meeting or (2) the close of business on the 10th day following the day on which Public Announcement of the date of the annual meeting was first made by the Corporation and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which Public Announcement of the date of the special meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Proposing Person’s notice as described in this Section 4.2.

(c) Notwithstanding anything in Section 4.2(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no Public Announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a Proposing Person’s notice required by this Section 4.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such Public Announcement was first made by the Corporation.

(d) To be in proper written form, a Proposing Person’s notice to the Secretary must set forth:

(i) as to each person who the Proposing Person proposes to nominate for election as director (each person so nominated, a “Proposed Nominee”):

(A)

all information with respect to such Proposed Nominee that would be required to be set forth in a Proposing Person’s notice pursuant to Section 3.8 and this Section 4.2 if such Proposed Nominee were a Proposing Person and the disclosure with respect to the business to be brought before the meeting in Section 3.8 shall be made with respect to the election of directors at the meeting;

(B)	the principal occupation or employment of the Proposed Nominee;

(C)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person or Stockholder Associated Person, on the one hand, and each Proposed Nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and

(D)

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for contested election of directors pursuant to Section 14 of the Exchange Act; and

(ii) as to each Proposing Person giving the notice, all Disclosable Information.

(e) To be eligible to be a nominee for election as a director of the Corporation, the Proposed Nominee must deliver (i) a completed and signed questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Proposing Person shall request in writing from the Secretary and which the Secretary shall provide to such Proposing Person within ten days after receiving such request) and (ii) a written representation and agreement that such Proposed Nominee:

(A)

is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the foregoing notice or (B) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law;

(B)

is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

(C)

in such Proposed Nominee’s individual capacity and on behalf of the Proposing Person (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(D)

consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and to a background check to confirm the qualifications and character of the Proposed Nominee and to make such other determinations as the Board or an applicable committee of the Board may deem appropriate or necessary;

(E)	intends to serve a full term as a director of the Corporation, if elected;

(F)

will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

(G)

will tender his or her resignation as a director of the Corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 4.2 in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within ten business days after delivery of such notice to such Proposed Nominee.

(f) A Proposed Nominee is not eligible to serve as a director if he or she: (i) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (ii) is a person against whom a federal or state bank regulatory agency has, within the past 10 years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (iii) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court, to have (1) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency or (2) breached a fiduciary duty involving personal profit or (iv) has been nominated by a person who would be disqualified from serving as a director of the corporation under this Section 4.2(f).

(g) Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act and such evidence shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days prior to the date of the meeting of stockholders.

(h) If the Board or the chair of the meeting of stockholders determines that (i) any nomination was not made in accordance with the provisions of this Section 4.2; (ii) the information provided in a Proposing Person’s notice does not satisfy the information requirements of this Section 4.2 or (iii) a stockholder (1)(A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act or (2) notifies the Corporation that such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19 under the Exchange Act, then such nomination shall not be considered at the meeting in question and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Notwithstanding the foregoing provisions of this Section 4.2, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(i) In addition to the provisions of this Section 4.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act with respect to the matters set forth herein. Nothing in this Section 4.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 4.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors, including for service on a committee of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.4. Chair of the Board. The Board shall elect one of its members to be its chair and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. The Chair of the Board shall hold office until his or her successor is duly elected and qualified by the Board or until his or her earlier death, resignation, retirement, disqualification, or removal from office. The Chair of the Board may be removed from such office, with or without cause, at any time by the Board. The Chair of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. The position of Chair of the Board and Chief Executive Officer may be held by the same person and may be held by more than one person.

Section 4.5. Lead Independent Director. The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings at which the Chair of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to such person by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s common stock is primarily traded.

Section 4.6. Resignation. Any director may resign at any time by giving written notice to the Board, to the President or Chief Executive Officer, or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

ARTICLE V

BOARD MEETINGS

Section 5.1. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 5.2. Special Meetings. Special meetings of the Board (a) may be called by the Chair of the Board, Chief Executive Officer or President and (b) shall be called by the Chair of the Board, Chief Executive Officer, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 10.2, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic mail or other form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 10.3.

Section 5.3. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 5.4. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.5. Organization. The chair of each meeting of the Board shall be the Chair of the Board or, in the absence (or inability or refusal to act) of the Chair of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chair elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE VI

COMMITTEES OF DIRECTORS

Section 6.1. Establishment. The Board may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 6.2. Available Powers. Any committee established pursuant to Section 6.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 6.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 6.4. Procedures. Unless the Board otherwise provides, including by resolution or adoption of a charter applicable to such committee, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV and Article V.

ARTICLE VII

OFFICERS

Section 7.1. Officers. The officers of the Corporation designated by the Board shall be Chief Executive Officer, President, Secretary, Treasurer and such other officers, including, but not limited to, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VII. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including, without limitation, Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chair of the Board pursuant to Section 4.4 above. The position of Chief Executive Officer and President may be held by the same person and may be held by more than one person.

(b) President. The President shall, subject to the powers of the Board, the Chair of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees and shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. The President shall also perform such duties and have such powers as shall be designated by the Board.

(c) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give, or cause to be given, notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(d) Treasurer. The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board, the Chief Executive Officer or the President. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Vice President. The Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant if no other officer has been elected Chief Executive Officer. The Vice President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Director or the President or Chief Executive Officer shall designate from time to time. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(f) Assistant Vice President. In the absence (or inability or refusal to act) of the Vice President, the Assistant Vice President (or in the event there be more than one Assistant Vice President, the Assistant Vice President in the order designated by the Board) shall perform the duties and have the powers of the Vice President.

(g) Assistant Secretary. In the absence (or inability or refusal to act) of the Secretary, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board) shall perform the duties and have the powers of the Secretary.

(h) Assistant Treasurer. In the absence (or inability or refusal to act) of the Treasurer, the Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board) shall perform the duties and have the powers of the Treasurer.

Section 7.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 7.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 7.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VIII

SHARES

Section 8.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 8.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 8.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation. Any or all the signatures on the certificate may be a facsimile. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 8.4. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation may issue a new certificate representing such shares or such shares in uncertificated form, in each case upon the making of an affidavit of that fact by the owner, provided that such owner, if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares, and satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 8.5. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request; and

(iv) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 8.6. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 8.7. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to applicable law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares of stock.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 9.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 9.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 9.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including attorneys’ fees) incurred by such indemnitee in defending or otherwise participating in any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that, to the extent required by applicable law, an advancement of expenses shall be made only upon the Corporation’s receipt of an undertaking (an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article IX or otherwise.

Section 9.3. Right of Indemnitee to Bring Suit. If the Corporation has not timely made a determination on a claim under Section 9.1 or Section 9.2 within 90 days after such claim has been received by the Corporation, or if such claim is not paid in full by the Corporation within ten days after a determination that the Indemnitee is entitled to such claim has been made, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 30 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise, shall be on the Corporation.

Section 9.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 9.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 9.6. Indemnification of Other Persons. This Article IX shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of Indemnitees under this Article IX.

Section 9.7. Contract Rights. The rights provided to Indemnitees pursuant to this Article IX shall be contract rights and be effective to the same extent and as if provided for in a contract between the Corporation and such director or officer. Such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 9.8. Saving Clause. If this Article IX or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Corporation will nevertheless indemnify and advance expenses to each director and officer to the full extent not prohibited by any applicable portion of this Article IX that has not been invalidated, or by any. If this Article IX is invalid due to the application of the indemnification and advancement provisions of another jurisdiction, then the Corporation will indemnify and advance expenses to each director and officer to the full extent under applicable law.

ARTICLE X

MISCELLANEOUS

Section 10.1. Fixing Record Dates.

(a) Meeting Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day before the day on which notice is given, or, if notice is waived, at the close of business on the business day before the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 10.1(a) at the adjourned meeting.

(b) Corporate Action Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.2. Means of Giving Notice.

(a) Notice to Directors. Any notice required under applicable law, the Certificate of Incorporation or these Bylaws to be given to any director may be given (i) in writing and sent by mail, or by a nationally recognized delivery service; (ii) by means of electronic transmission or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (1) if given by hand delivery, orally, or by telephone, when actually received by the director; (2) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (3) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (4) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation or (5) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Any notice required under applicable law, the Certificate of Incorporation or these Bylaws to be given to any stockholder may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (1) if given by hand delivery, when actually received by the stockholder; (2) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; (3) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation and (4) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (B) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (x) such posting and (y) the giving of such separate notice and (C) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. A notice by electronic mail shall include a prominent legend that the communication is an important notice regarding the Corporation.

(c) Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication and electronic mail.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (i) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 10.3. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 10.4. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (3) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 10.5. Execution of Corporate Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. Subject to any restrictions imposed by the Board, the Chair of the Board, the Chief Executive Officer, the President, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Unless otherwise specifically determined by the Board or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document by or on behalf of the Corporation may be effected manually, by facsimile or (to the extent not prohibited by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature.

(a) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board shall from time to time authorize so to do.

(b) Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 10.6. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 8.3), may be signed by the Chair of the Board, the Chief Executive Officer, or the President, or such other person as may be authorized by the Board; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

Section 10.7. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board. Dividends may be paid in cash, in property, or in shares of capital stock or other securities of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board shall determine to be conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.8. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 10.9. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 10.10. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer or any officers authorized by the Board or the Chief Executive Officer. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed.

Section 10.11. Amendments. The Board shall have the power to adopt, amend, alter or repeal these Bylaws. These Bylaws also may be adopted, amended, altered or repealed by the stockholders as provided in the Certificate of Incorporation.

Section 10.12. Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.